Exhibit 107

Calculation of Filing Fee Tables

Form S-8

(Form Type)

Berkshire Hathaway Inc.

Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered (1)(2)	Proposed Maximum Offering Price Per Unit(3)	Maximum Aggregate Offering Price(3)	Fee Rate	Amount of Registration Fee

Equity	Class B Common Stock, $0.0033 par value	457(c) and 457(h)	50,000	$271.80	$13,590,000	0.0000927	$1,259.79

Total Offering Amounts					$13,590,000		$1,259.79

Total Fee Offsets(4)							$1,259.79

Net Fee Due							$0

(1)

Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall be deemed to cover such additional shares of Class B Common Stock as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)

In addition, pursuant to Rule 416(c) under the Securities Act, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to The Nebraska Furniture Mart, Inc. Profit Sharing Plan.

(3)

Pursuant to Rules 457(h)(1) and 457(c) under the Securities Act, the proposed maximum offering price per share and the proposed maximum aggregate offering price are estimated solely for the purpose of calculating the registration fee and are based upon the average of the high and low prices per share of Class B Common Stock of Berkshire Hathaway Inc. as reported on the New York Stock Exchange on June 30, 2022.

(4)

As set forth in Table 2 below, the registrant previously paid $8,237.25 in registration fees associated with the unsold securities from the registrant’s registration statement on Form S-8 registering Class B Common Stock, $0.0033 par value and issuable under The Lubrizol Corporation Age-Weighted Defined Contribution Plan (the “Prior Registration Statement”). The registrant terminated the offering that included the unsold securities under the Prior Registration Statement and removed from registration such unsold shares by means of a post-effective amendment to the Prior Registration Statement filed on February 25, 2022. Pursuant to Rule 415(a)(6) and Rule 457(p) under the Securities Act, the registrant hereby offsets the entire registration fee due under this registration statement by $1,259.79, which represents a portion of the filing fee associated with the unsold securities from the Prior Registration Statement. Accordingly, no registration fee is due upon the filing of this registration statement.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source

Rule 457(p)

Fee Offset Claims	Berkshire Hathaway Inc.	S-8	333-203130	March 31, 2015		$1,259.79(4)	Equity	Class B Common Stock, $0.0033 par value	495,343	$70,888,537

Fee Offset Sources	Berkshire Hathaway Inc.	S-8	333-203130		March 31, 2015						$8,237.25(4)